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                                                                  EXHIBIT 3.1.38

                          ARTICLES OF INCORPORATION OF

                              SCI TECHNOLOGY, INC.

                                       I.

         The name of the corporation is:

                              SCI Technology, Inc.

                                      II.

         The corporation is organized pursuant to the provisions of the Alabama Business Corporation Act.

                                      III.

         The corporation shall have perpetual duration.

                                      IV.

         The object of the corporation is pecuniary gain and profit and the corporation is formed for the purpose of the transaction or any or all lawful business for which corporations may be incorporated under this act and engaging in such other businesses as the Board of Directors may from time to time specify by resolution.

                                       V.

         The corporation shall have authority to issue 1000 shares of $.10 par value common stock.

                                      VI.

         The corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                      VII.

         The corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

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                                     VIII.

         The initial registered office of the corporation shall be at 5000 Technology Dr., Huntsville, Alabama 35804. The initial registered agent of the corporation at such address shall be Harvey D. Harkness.

                                      IX.

         The initial board of directors shall consist of 3 members who shall be and whose addresses are:

                  NAME and ADDRESS

                  Olin B. King
                  5000 Technology Dr.
                  Huntsville, Alabama 35804

                  A. Eugene Sapp
                  5000 Technology Dr.
                  Huntsville, Alabama 35804

                  Harvey D. Harkness
                  5000 Technology Dr.
                  Huntsville, Alabama 35804

                                       X.

         The name and address of the incorporator is:

                  Wayne Shortridge
                  1100 C&S National Bank Bldg.
                  35 Broad Street, N.W.
                  Atlanta, Georgia 30335

                                      XI.

         The pre-emptive right of any shareholder to acquire authorized and unissued shares of the corporation in denied.

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         IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation.

                                              /s/  Wayne Shortridge
                                             -----------------------------------
                                             Wayne Shortridge

THIS INSTRUMENT PREPARED BY

  /s/  [ILLEGIBLE]
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